UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2009

Conn’s, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50421	06-1672840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3295 College Street Beaumont, Texas (Address of principal executive offices)	77701 (Zip Code)

Registrant’s telephone number, including area code:  (409) 832-1696

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 FD Disclosure.

The Company is testing a new sales pay plan in its five-store Austin, Texas market. The plan is designed to retain its strongest sales associates and encourage above average performance by all members of its sales staff.  It is based on three performance-driven initiatives that we believe will encourage greater sales performance by our sales team.

The first initiative of the test plan is a new pay plan, which consists of an hourly rate of pay plus commissions on sales and services plus product spiffs and volume incentives.

The second initiative is a new mentor program that pays top performers to work directly with new associates to help them achieve higher productivity levels more quickly and to improve sales associate retention.

The third initiative is a store volume bonus pool that provides for sales associates throughout each store to participate in a monthly bonus pool tied to store performance.

The results of the test program will be used to determine if any changes should be made to the design of the program, and whether the new pay program will be implemented in other markets, and if implemented, at what date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONN'S, INC.

Date:	October 5, 2009	By:	/s/ Michael J. Poppe
Name: Michael J. Poppe
Title: Chief Financial Officer